THIRD AMENDMENT TO

SECURITIES LENDING AGENCY AGREEMENT

This third Amendment to Securities Lending Agency Agreement (“Amendment”) is entered into as of July 19, 2010 by and among Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust (the “Trusts” and each a “Trust”), on behalf of their funds now existing or hereafter created (the “Funds”), and Goldman Sachs Bank USA, doing business as Goldman Sachs Agency Lending ("GSAL").

WHEREAS, the parties entered into an Securities Lending Agency Agreement dated April 1, 2010 (the “Agreement”); and

WHEREAS, each of the Funds listed on Appendix A to the Agreement retained the services of GSAL to act as its agent in lending securities from time to time held in the Custody Account to certain borrowers, on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties herein wish to amend the Agreement, specifically, Appendix A to the Agreement, so that each of the additional Funds identified in this Amendment may also retain the services of GSAL to act as its agent on the terms and conditions set forth in the Agreement; and

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Amendment. The Agreement is hereby amended as follows:

      a. Appendix A. The following Funds are to be added to the list of Funds of Wells Fargo Funds Trust in Appendix A to the Agreement:

Wells Fargo Advantage Classic Value Fund
Wells Fargo Advantage Core Equity Fund
Wells Fargo Advantage Disciplined Global Equity Fund
Wells Fargo Advantage Disciplined U.S. Core Fund
Wells Fargo Advantage Disciplined Value Fund
Wells Fargo Advantage Global Opportunities Fund
Wells Fargo Advantage Growth Opportunities Fund
Wells Fargo Advantage Health Care Fund
Wells Fargo Advantage Income Opportunities Fund
Wells Fargo Advantage Intrinsic Value Fund
Wells Fargo Advantage Intrinsic World Equity Fund
Wells Fargo Advantage Large Cap Core Fund
Wells Fargo Advantage Multi-Sector Income Fund
Wells Fargo Advantage Omega Growth Fund
Wells Fargo Advantage Precious Metals Fund
Wells Fargo Advantage Premier Large Company Growth Fund
Wells Fargo Advantage Small/Mid Cap Core Fund
Wells Fargo Advantage Special Small Cap Value Fund
Wells Fargo Advantage Strategic Large Cap Growth Fund
Wells Fargo Advantage Traditional Small Cap Growth Fund
Wells Fargo Advantage Utilities and High Income Fund
Wells Fargo Advantage Utility and Telecommunications Fund
Wells Fargo Advantage VT Core Equity Fund
Wells Fargo Advantage VT Omega Growth Fund

      b. Appendix A. The following Funds are to be deleted from the list of Funds of Wells Fargo Funds Trust in Appendix A to the Agreement:

Wells Fargo Advantage Specialized Financial Services Fund
Wells Fargo Advantage Equity Income Fund
Wells Fargo Advantage U.S. Value Fund
Wells Fargo Advantage Large Company Core Fund
Wells Fargo Advantage Large Company Growth Fund
Wells Fargo Advantage Large Cap Appreciation Fund
Wells Fargo Advantage VT Large Company Growth Fund
Wells Fargo Advantage VT Large Company Core Fund
Wells Fargo Advantage VT C&B Large Cap Value Fund

2.   Recitals Incorporated; Definitions.

The foregoing recitals are true and correct and by this reference are incorporated herein.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

3.   Appendices, Schedules and Exhibits Incorporated.

All appendices and schedules referenced in this Amendment are incorporated herein.

Continuing Provisions of the Agreement.

Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

Counterpart Signatures.

This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. All counterpart signatures shall be construed together and shall constitute one agreement.

            IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first above written.

                                                                        WELLS FARGO FUNDS TRUST, on behalf of the Lenders listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:        Jeremy DePalma

                                                                              Title:           Assistant Treasurer

                                                                        WELLS FARGO MASTER TRUST, on behalf of the Lenders listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:        Jeremy DePalma

                                                                              Title:           Assistant Treasurer

                                                                        WELLS FARGO VARIABLE TRUST, on behalf of the Lenders listed on Appendix A as amended from time to time

                                                                        By____________________________

                                                                              Name:        Jeremy DePalma

                                                                              Title:           Assistant Treasurer

                                                                        GOLDMAN SACHS BANK USA

                                                                        By____________________________

                                                                              Name:

                                                                              Title: